Exhibit 10.19

AMENDMENT Agreement

This Amendment Agreement (this “Amendment”) is made and entered into effective as of ____________, 2021 by and among Tivic Health Systems, Inc., a Delaware corporation (the “Company”), and the parties who are signatories hereto (the “Investors”).

Recitals

A.        The Company and certain investors (including the Investors) have entered into a Note Purchase Agreement, dated as of June 17, 2020 (the “Note Purchase Agreement”), pursuant to which the Company issued unsecured convertible promissory notes (each a “Note,” and collectively the “Bridge Notes”) to certain investors.

B.         Section 13 of each of the Bridge Notes provides that, subject to limited exceptions, the Note may be amended, together with all other Bridge Notes, by agreement of the Company and holders of Bridge Notes representing a majority of the aggregate principal amount of all of the then outstanding Bridge Notes (collectively, the “Requisite Holders”), so long as such amendment and/or waivers are applicable to all Bridge Notes. The undersigned Investors constitute the Requisite Holders.

C.         The Company and the undersigned Investors desire to amend the Bridge Notes as herein set forth.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.          Amendment of Section 1 of the Note. Section 1 of the Note is hereby amended and restated in its entirety and shall read as follows:

“1.           Definitions. For purposes of this Note, capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in this Section 1:

1.1         “Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in California.

1.2         “Cap” means an amount of $40,000,000.

1.3         “Change in Control” means, unless otherwise determined by the Company and the holders of at least a majority of the aggregate Principal Amount of all of the then issued and outstanding Bridge Notes:

(a)      The direct or indirect sale or transfer, in a single transaction or a series of related transactions, by the shareholders of the Company of voting securities, in which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such transaction or series of related transactions;

(b)        A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)        A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(d)      The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s), provided however, that the term “Change in Control” shall not include, for the purposes of this Note, (A) a merger of the Company effected exclusively for the purpose of changing the domicile of the Company, or (B) the transfer of more than fifty percent (50%) of the total combined voting power of all outstanding voting securities in an equity financing for bona fide capital raising purposes.

1.4         “Common Stock” means the Common Stock of the Company.

1.5        “Conversion” means any conversion of this Note in connection with a Qualified Financing, Change in Control, Mandatory Conversion or IPO Conversion, as the case may be, in accordance with the provisions hereof.

1.6         “Convertible Securities” means evidences of convertible indebtedness, shares of Preferred Stock of the Company, or other securities or instruments (other than Options) which are, directly or indirectly, convertible into or exchangeable for shares of Common Stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event.

1.7         “Fully Diluted Basis” means the sum of (i) the total number of shares of Common Stock issued and outstanding immediately prior to the applicable Conversion, and (ii) the total number of shares of Common Stock issuable, directly or indirectly, upon conversion of all outstanding Options and Convertible Securities (other than the Bridge Notes and other Convertible Securities that will convert into Qualified Securities, Shadow Preferred or Preferred Conversion Stock, as the case may be, in connection with a Conversion), and (iii) shares of Common Stock reserved and available for future grant under the Company’s equity incentive or similar plans, in each case, immediately prior to such Conversion.

1.8         “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended.

1.9         “IPO Conversion Price” shall mean a conversion price per share equal to the lesser of (x) seventy-five percent (75%) of the per share public offering price stated on the front cover of the final prospectus for the IPO (before deduction of any underwriting commissions, expenses or other amounts), and (y) the quotient resulting from dividing (A) the Cap, by (B) the Company’s capitalization on a Fully Diluted Basis, as of immediately prior to the IPO Closing Date.

1.10       “Options” means any rights, warrants, options or similar rights to subscribe for or to purchase Common Stock or Convertible Securities, whether vested or unvested.

1.11       “Preferred Conversion Price” means a price per share of Preferred Conversion Stock of $1.4034, as adjusted for as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like.

1.12      “Preferred Conversion Stock” means, at the election of the Company, Series Seed-1 Preferred or a newly designated series of Preferred Stock that has substantially the same rights, preferences and privileges as the Series Seed-1 Preferred.

1.13       “Qualified Financing” means the closing of an equity financing undertaken by the Company after the date hereof and before the Maturity Date, principally for capital raising purposes, in which the aggregate amount of gross proceeds (not including cancellation of the indebtedness represented by all Bridge Notes and other Convertible Securities that will convert into shares of Qualified Securities or Shadow Preferred, as the case may be, in connection with such Conversion) received by the Company from the sale of any series of its equity securities totals at least $2,000,000 in the aggregate.

1.14      “Qualified Securities” means the securities sold by the Company, and purchased by investors, in a Qualified Financing (other than Shadow Preferred).

1.15      “Series Seed-1 Preferred” means the shares of Series Seed-1 Preferred stock of the Company.

1.16      “Series Seed Transaction Documents” means, collectively (i) the Series Seed-1, Seed-2, Seed-3 and Seed-4 Preferred Stock Investment Agreement, dated as of July 17, 2019, by and among the Company and the investors who are a party thereto, and (ii) the Voting Agreement, dated as of July 17, 2019, by and among the Company and the investors who are a party thereto.

1.17       “Shadow Preferred” means the shares of a series of Preferred Stock issued to Holder and the holders of the other Bridge Notes in the Qualified Financing, having identical rights, privileges, preferences and restrictions as the shares of Qualified Securities, other than with respect to: (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the applicable conversion price determined to effect a Conversion of this Note in accordance with the provisions hereof; and (ii) the basis used to determine any dividend rights, which shall be the same percentage of the conversion price determined to effect a Conversion of this Note in accordance with the provisions hereof as applied to determine the per share dividend rights of purchasers of Qualified Securities, relative the purchase price paid by the purchasers thereof.

1.18        “Transaction Documents” means the Note Purchase Agreement and the Bridge Notes.”

2.         Amendment of Section 7 of the Note. Section 7 of the Note is hereby amended and restated in its entirety and shall read as follows:

“7.           Conversion at Maturity Date; IPO.

7.1         Maturity Date Conversion. In the event that neither a Qualified Financing nor a Change in Control shall have occurred on or before the Maturity Date then, notwithstanding anything herein contained to the contrary, the outstanding Principal Amount and all accrued but unpaid interest thereon as of the Maturity Date shall be automatically converted into shares of Preferred Conversion Stock as of the Maturity Date (the “Mandatory Conversion”). The number of shares (which will be rounded down to the closest whole number) of Preferred Conversion Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (x) the outstanding Principal Amount and all accrued but unpaid interest thereon immediately prior to the Maturity Date, by (y) the Preferred Conversion Price.

7.2        Ancillary Agreements. In connection with the Mandatory Conversion, Holder agrees to execute and deliver to the Company the Series Seed Transaction Documents and/or any documents reasonably requested by the Company, including without limitation, a stock purchase agreement, an investors’ rights agreement, a right of first refusal and co-sale agreement and a voting agreement, thereby agreeing to be bound by all obligations and receive all rights thereunder.

7.3         IPO Conversion. In the event that the Company shall consummate an IPO prior to a Qualified Financing, a Change in Control or the Maturity Date, then, notwithstanding anything herein contained to the contrary, the outstanding Principal Amount and, at the election of the Company all accrued but unpaid interest thereon to the date of conversion pursuant to this Section 7.3, shall be automatically converted into shares of Common Stock as of immediately prior to the consummation of an IPO (the “IPO Closing Date”), at a per share price equal to the IPO Conversion Price (the “IPO Conversion”). The number of shares (which will be rounded down to the closest whole number) of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (x) the outstanding the outstanding Principal Amount and, at the election of the Company, all accrued but unpaid interest thereon (calculated through the date that is not more than seven (7) days prior to the IPO Closing Date), by (y) the IPO Conversion Price. Accrued interest which is not converted into Common Stock in accordance with the provisions hereof, shall be paid to Holder as soon as practicable following the IPO Conversion.

7.4         IPO Ancillary Agreements. In connection with the IPO Conversion, Holder agrees to execute and deliver to the Company such documents and agreements as may be reasonably be requested by the Company and/or its underwriter, including, without limitation, a lockup agreement.”

3.         Miscellaneous.

(a)         Governing Law; Jurisdiction; Attorney Fees. The parties hereto agree that this Amendment will be governed by and construed under the internal laws of the State of California, as applicable to agreements made and to be performed in such state, without regard to principles of conflicts of law. The parties hereto agree that any dispute arising in connection with the interpretation or validity of, or otherwise arising out of, this Amendment, will be subject to the exclusive jurisdiction of the California State and Federal Courts in and for Santa Clara County, California. The parties hereto hereby agree to submit to the personal and exclusive jurisdiction and venue of such courts and agree that process may be served in the manner provided herein for the giving of notices or otherwise as allowed by applicable law. Each party hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Amendment or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(b)         Headings. The headings and captions used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment. All references in this Amendment to Sections shall, unless otherwise provided, refer to Sections hereof.

(c)         Amendments and Waivers. No amendment or modification of this Amendment shall be deemed effective unless made in writing and signed by the Company and the Requisite Holders.

(d)         Entire Agreement. The Note Purchase Agreement and the Bridge Notes, as supplemented and modified by this Amendment, contain the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto, including, without limitation, any agreement or instrument executed by and between the Company and Investor prior to or following the date hereof.

(e)         Reference to the Agreement. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Note Purchase Agreement, and the Bridge Notes to “this Agreement,” “this Note,” “the Bridge Notes,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Note Purchase Agreement or the Bridge Notes, as applicable, as amended hereby and as may be further amended from time to time in accordance with the provisions thereof.

(f)         Severability. To the extent that any provision of this Amendment or any paragraph, term, sentence, phrase, clause or word of this Amendment shall be found to be void, illegal or unenforceable for any reason (and not subject to further appeal), (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect, and (ii) the illegal, invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

(g)         Further Assurances. The parties to this Amendment will execute such further documents and perform such further acts as may be reasonably necessary to carry out the intent of this Amendment.

(h)        Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date set forth in the first paragraph hereof.

Company:	TIVIC HEALTH SYSTEMS, INC.,
a Delaware corporation

By:
Name: Jennifer Ernst
Title: Chief Executive Officer

INVESTORS:

If Investor is a Corporation, Partnership or Other Entity:	If Investor is an Individual:

Name of Entity	Print Name of Individual

Signature of Authorized Person	Signature of Individual

Print Name of Authorized Person	Print Name of Individual (If more than one signatory)

Title	Signature of Additional Individual (If more than one signatory)

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]